UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SPARTAN MOTORS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 25, 2005

To Our Shareholders:

          You are cordially invited to attend the annual meeting of shareholders of Spartan Motors, Inc. on Tuesday, May 24, 2005, at 5:00 p.m., local time. The annual meeting will be held at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.

          At the annual meeting, in addition to voting on the election of directors, the approval of the Stock Incentive Plan of 2005 and the ratification of the appointment of Ernst & Young LLP as independent auditors for the current fiscal year, you will hear a report on Spartan Motors' business activities. On the following pages you will find the notice of annual meeting of shareholders and the proxy statement. We are mailing the proxy statement and enclosed proxy card to our shareholders on or about April 25, 2005.

          It is important that your shares be represented at the annual meeting, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely, John E. Sztykiel President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

          You are cordially invited to attend the 2005 annual meeting of shareholders of Spartan Motors, Inc. The meeting will be held on Tuesday, May 24, 2005, at 5:00 p.m., local time, at the Eaton Area Senior Center located at 804 Cochran Avenue Road, Charlotte, Michigan 48813. At the meeting, we will:

(1)	consider and vote on the election of two directors to three-year terms expiring in 2008;

(2)	consider and vote on the approval of the Stock Incentive Plan of 2005;

(3)	consider and vote on the ratification of the appointment of Ernst & Young LLP as Spartan Motors' independent auditors for the current fiscal year; and

(4)	transact such other business as may properly come before the annual meeting.

          You may vote at the meeting only if you were a shareholder of record of Spartan Motors common stock at the close of business on April 1, 2005.

          Copies of the annual report to shareholders for the year ended December 31, 2004 and the annual report on Form 10-K for the fiscal year ended December 31, 2004 are enclosed with this notice. We are mailing the following proxy statement and enclosed proxy card to our shareholders on or about April 25, 2005.

James W. Knapp
Secretary

Charlotte, Michigan
April 25, 2005

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

SPARTAN MOTORS, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 24, 2005

PROXY STATEMENT

Introduction

Use of Terms

          In this proxy statement, "we," "us," "our" and "Spartan Motors" refer to Spartan Motors, Inc., and "you" and "your" refer to shareholders of Spartan Motors.

Time and Place of Annual Meeting

          You are cordially invited to attend the 2005 annual meeting of shareholders of Spartan Motors, Inc. The annual meeting will be held on Tuesday, May 24, 2005, at 5:00 p.m., local time, at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.

Solicitation of Proxies

          This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by Spartan Motors' board of directors for use at the annual meeting, and any adjournment of the meeting.

Mailing Date

          This proxy statement is being mailed on and after April 25, 2005 to Spartan Motors' shareholders as of the record date.

Purposes of the Meeting

          The purposes of the annual meeting are to consider and vote on:

•	the election of two directors to three-year terms expiring in 2008;

•	the approval of the Stock Incentive Plan of 2005;

•	the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year; and

•	such other business as may properly come before the meeting.

          We do not know of any other matters to be presented for consideration at the annual meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote on those matters in accordance with their judgment.

Record Date

          You may vote at the meeting if you were a shareholder of record of Spartan Motors common stock on April 1, 2005. Each such shareholder is entitled to one vote per share on each matter presented for a shareholder vote at the meeting.

          As of April 1, 2005, there were 12,460,489 shares of Spartan Motors common stock outstanding.

How to Vote Your Shares

          If you are a shareholder of record, that is, you hold your Spartan Motors stock in certificate form, you may vote by returning the enclosed proxy card. If you properly complete and sign the enclosed proxy card and return it so that we receive it before the meeting, the shares of Spartan Motors common stock represented by your proxy will be voted at the annual meeting and any adjournment of the annual meeting, as long as you do not revoke the proxy before or at the meeting.

          Regardless of how you vote, if you specify a choice, your shares will be voted as specified. If you do not specify a choice on your signed, returned proxy, your shares will be voted for (1) the election of all nominees for director named in this proxy statement, (2) the approval of the Stock Incentive Plan of 2005, (3) the ratification of the appointment of Ernst & Young LLP as Spartan Motors' independent auditors for the current fiscal year and (4) with respect to any other matters that may come before the meeting or any adjournment of the meeting, in accordance with the discretion of the persons named as proxies on the proxy card.

"Street Name" Shareholders

          If you hold your shares in "street name," that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your "broker," your broker must vote your shares if you provide it with proper and timely voting instructions. Please check the voting forms and instructions provided by your broker or its agent.

How to Revoke Your Proxy

          If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by doing any of the following three things:

•	by delivering written notice of revocation to Spartan Motors' Corporate Secretary, 1165 Reynolds Road, Charlotte, Michigan 48813;

•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke; or

•	by attending the meeting and voting in person.

          Your last vote properly received before the meeting is the vote that will be counted. Please note that attending the meeting will not by itself revoke your proxy.

          If you are a street name holder and have instructed your broker to vote your shares, you must follow directions from your broker to change your vote.

Quorum

          In order for business to be conducted at the meeting, a quorum must be present. The presence in person or by properly executed proxy of the holders of a majority of all of the issued and outstanding shares of Spartan Motors common stock entitled to vote is necessary for a quorum at the meeting. For purposes of determining whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and broker non-votes.

Adjournment

          The shareholders present at the meeting, in person or represented by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum. If there is not a quorum at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Required Votes

          Election of Directors. A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

          Other Matters. The proposals to approve the Spartan Motors, Inc. Stock Incentive Plan of 2005 and to ratify the appointment of Ernst & Young LLP as Spartan Motors' independent auditors for the current fiscal year will be approved if a majority of the shares voted at the meeting are voted in favor of the respective proposals. In counting votes on these proposals, abstentions and broker non-votes will not be counted as voted. Shares that are not voted will be deducted from the total shares of which a majority is required.

          We do not know of any other matters to be presented for shareholder action at the annual meeting.

          Broker Non-Votes. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

          It is important that you instruct your broker how to vote shares held by you in street name using the vote instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the information provided to you by your broker.

Election of Directors

Nominees for Election

          The board of directors proposes that the following two individuals be elected as directors of Spartan Motors for three-year terms expiring at the annual meeting of shareholders to be held in 2008:

William F. Foster
Richard J. Schalter

          Each nominee is presently a director of Spartan Motors whose term will expire at the annual meeting. Biographical information concerning the nominees appears below under the heading "Spartan Motors' Board of Directors and Executive Officers," beginning on page 16.

          The persons named as proxies in the proxy card intend to vote for the election of each of the nominees. The proposed nominees are willing to be elected and to serve as directors of Spartan Motors. However, if any or all or the nominees become unable to serve or otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee or nominees. If a substitute nominee or nominees is or are selected, the shares represented by your proxy card will be voted for the election of the substitute nominee(s), unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominee(s). Proxies will not be voted for more than two nominees.

          Your board of directors recommends that you vote FOR election of each nominee.

Stock Incentive Plan of 2005

General

          The board of directors believes that the long-term interests of Spartan Motors would be advanced by aligning the interests of its directors, officers and employees with the interests of its shareholders. Therefore, to attract, retain and motivate directors, officers and key employees of exceptional abilities, and to recognize the significant contributions these individuals have made to the long-term performance and growth of Spartan Motors and its subsidiaries, on April 18, 2005, the board of directors adopted and approved, subject to shareholder approval, the Spartan Motors, Inc. Stock Incentive Plan of 2005 (the "Plan"). The Plan is intended to supplement and continue the compensation policies and practices of our other equity compensation plans, which we have used for several years, including our 1994 Incentive

Stock Option Plan, our Stock Option and Restricted Stock Plan of 1998 and our Stock Option and Restricted Stock Plan of 2003. Because there are a limited number of shares available for issuance under previously authorized plans (approximately 208,175 shares in total as of February 28, 2005), the board of directors believes that approval of the Plan is advisable to make additional shares available for stock options and other awards.

          We intend to use the Plan to grant equity-based incentives to eligible participants. Most of the stock options granted under our current and prior plans, other than those granted to "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act), have been incentive stock options within the meaning of the Internal Revenue Code. Incentive stock options must have an exercise price equal to the market value of the underlying stock on the date of the stock option grant. The Plan would authorize the continued grant of incentive stock options. However, the Plan also would permit the grant of other forms of long-term incentive compensation, if determined to be desirable to advance the purposes of the Plan. These other forms of long-term incentive compensation include non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock and stock awards (together with incentive stock options, collectively referred to as "incentive awards"). By combining in a single plan many types of incentives commonly used in long-term incentive compensation programs, the Plan is intended to provide Spartan Motors with a great deal of flexibility in designing specific long-term incentives to best promote the objectives of the Plan and in turn promote the interests of our shareholders.

          If shareholders approve the Plan, then incentive awards could be granted to eligible participants. The Plan provides for specific annual grants of stock appreciation rights and restricted stock to each non-employee director. No incentive awards would be granted under the Plan on a date that is more than ten years after the Plan's effective date. The effective date of the Plan will be the date of the 2005 annual meeting of shareholders, if the shareholders approve the Plan. Incentive awards would be granted under the Plan to participants for no cash consideration or for such minimum consideration as determined by the Compensation Committee. The Plan would not be qualified under Section 401(a) of the Internal Revenue Code and would not be subject to the Employee Retirement Income Security Act of 1974 (ERISA).

          The following is a summary of the principal features of the Plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Appendix A to this proxy statement. Included in the summary is information regarding the effect of U.S. federal tax laws upon participants and Spartan Motors. This information is not a complete summary of such tax laws and does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Please note that the description with regard to stock appreciation rights and the deferred delivery of shares in particular are subject to change due to recently enacted tax legislation. Participants in the Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in and receiving incentive awards under the Plan.

Authorized Shares

          Subject to certain anti-dilution and other adjustments, 600,000 shares of Spartan Motors common stock would be available for incentive awards under the Plan. Shares of common stock authorized under the Plan could be either unissued shares, shares issued and repurchased by Spartan Motors (including shares purchased on the open market), shares issued and otherwise reacquired by Spartan Motors or shares otherwise held by Spartan Motors. Shares subject to incentive awards that are canceled, surrendered, modified, exchanged for substitute incentive awards, or that expire or terminate would remain available under the Plan. On

April 15, 2005, the closing price of Spartan Motors common stock on the NASDAQ National Market was $9.60 per share. The Plan would not allow more than 50% of the shares authorized under the Plan to be issued as stock awards, restricted stock or restricted stock units. The Plan would not allow any participant to receive, in any calendar year, incentive awards issued under the Plan with respect to more than 125,000 shares of Spartan Motors common stock. Upon the occurrence of certain corporate events (e.g., merger, stock dividend), the Compensation Committee could adjust the incentive awards appropriately.

Eligible Participants

          We anticipate that the persons who will receive incentive awards under the Plan will be directors of Spartan Motors (currently seven persons) and officers (currently one additional person) and other employees (currently approximately 594 additional persons) of Spartan Motors and its subsidiaries. Under our current and prior plans, we have granted stock options to all employees who meet certain length-of-service requirements (typically, one year). Additional individuals may become directors, officers or employees in the future and could participate in the Plan. Directors, nominees for director, officers and employees of Spartan Motors and its subsidiaries may be considered to have an interest in the Plan because they may in the future receive incentive awards under it.

          The Plan applies to both employees of Spartan Motors and non-employee directors. No incentive awards have yet been made under the Plan. As such, the benefits to be received by our employee directors, executive officers and other employees are not presently determinable and the benefits that would have been received had the Plan been in effect for the most recent fiscal year are similarly not determinable. Benefits to be received by our non-employee directors each year, and that would have been received by them in the most recent fiscal year had the Plan then been in effect, are described below.

          No incentive awards have been granted or received under the Plan through the date of this proxy statement, including by the individuals and groups listed within the table below. The following table sets forth the incentive awards that would have been awarded to the listed individuals and groups under the Plan during fiscal year 2004 if the Plan had been in effect for fiscal year 2004 and that are determinable. It does not set forth any grants made under Spartan Motors' previously authorized option or stock incentive plans. Furthermore, it does not set forth options or other incentive awards that could be granted in the future under the Plan, because they are not determinable at this time except as noted.

New Plan Benefits

Stock Incentive Plan of 2005

Number of Units(2)

Name and Position	Dollar Value ($)(1)(2)	Number of shares of Restricted Stock	Number of SARs(3)

John E. Sztykiel President, Chief Executive Officer and Director	$--	--	--

Richard J. Schalter Executive Vice President and Director	--	--	--

William F. Foster Vice President and Director	--	--	--

James W. Knapp Chief Financial Officer, Secretary and Treasurer	--	--	--

James L. Logan Vice President of Engineering, Spartan Motors Chassis	--	--	--

Executive Group	$--	--	--
Non-Executive Director Group(4)	$172,700	10,000	10,000
Non-Executive Officer Employee Group(5)	$--	--	--

___________________________________

(1)

The dollar value of each share of restricted stock has been calculated as the market price of a share of common stock of Spartan Motors on the respective date on which the share would have been granted. The market price on June 30, 2004 was $12.25 and the market price on December 31, 2004 was $11.93; 5,000 shares of restricted stock would have been awarded to members of the listed group on each date, for a value of $120,900.

The dollar value of the stock appreciation rights ("SARs") has been estimated as $5.18 per share, a value of $51,800 for the 10,000 SARs. This value was estimated as of December 31, 2004 using the Black-Scholes pricing model with the following weighted-average assumptions used:

Dividend Yield	Expected Volatility	Risk Free Interest Rate	Expected Lives
2%	54.4%	3.60%	5 years

(2)

Because the Plan is subject to shareholder approval and cannot become effective until the 2005 annual meeting of shareholders, no incentive awards have been made under the Plan. This table represents the incentive awards that would have been awarded under the Plan during fiscal year

2004 if the Plan had been in effect for fiscal year 2004. Except as indicated with respect to the Non-Executive Director Group, it is not possible to determine the type or number of incentive awards that would have been awarded during fiscal year 2004 under the Plan, because Spartan Motors already has other restricted stock and option plans that are in effect and under which restricted shares and options may still be awarded. Some or all restricted shares and options could have been awarded under any, some or all of these plans or the Plan.

(3)	The per-share base price of each SAR is equal to or greater than the market price of a share of Spartan Motors common stock on the date of the grant.

(4)

Each continuing "non-employee director" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) who is serving on the applicable date would automatically receive pursuant to the Plan, on June 30 and on December 31 of each year, an incentive award of 1,000 shares of restricted stock, each share of which would not be transferable for at least one year. Any non-employee director who is at the time of such grant the chairman of the board of directors, would instead receive 2,000 shares of restricted stock subject to the same transfer restrictions. In addition, each non-employee director who is serving on the applicable date would automatically receive pursuant to the Plan, on June 30 and on December 31 of each year, an incentive award of SARs with respect to 1,000 shares of Spartan Motors common stock. Any non-employee director who is at the time of such grant the chairman of the board of directors, would instead receive SARs with respect to 2,000 shares. As of June 30, 2004 and December 31, 2004, there were four non-employee directors, one of whom was the chairman of the board of directors.

(5)	The Non-Executive Officer Employee Group consists of all other employees as a group, including current officers who are not executive officers.

Administration of the Plan

          The Plan would be administered by the Compensation Committee of the board of directors. The Compensation Committee would determine, subject to the terms of the Plan, the persons to receive incentive awards, the nature and amount of incentive awards to be granted to each person (subject to the limits specified in the Plan), the time of each grant, the terms and duration of each grant and all other determinations necessary or advisable for administration of the Plan. The Compensation Committee could amend the terms of incentive awards granted under the Plan from time to time in any manner, subject to the limitations specified in the Plan.

Stock Options

          The Plan would permit Spartan Motors to grant to participants options to purchase shares of Spartan Motors common stock at stated prices for specific periods of time. Certain stock options that could be granted to employees under the Plan may qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Spartan Motors has traditionally granted incentive stock options to its officers and key employees as a form of long-term, equity-based incentive compensation. The Plan also allows for the grant of stock options to employees and to non-employee directors that are not intended to qualify as incentive stock options within the meaning of the Internal Revenue Code. Incentive stock options would be available only for employees. They would not be available for directors who are not employees. Unless the Plan is terminated earlier by the board of directors, stock options could be granted at any time before May 23, 2015, when the Plan will terminate according to its terms. The Compensation Committee could award options for any amount of consideration or no consideration, as the Compensation Committee determines.

          The Compensation Committee would establish the terms of individual stock option grants in stock option agreements or certificates of award, or both. These documents would contain terms, conditions and restrictions that the Compensation Committee determines to be appropriate. These restrictions could include vesting requirements to encourage long-term ownership of shares.

          The exercise price of a stock option would be determined by the Compensation Committee, but must be at least 100% of the market value of Spartan Motors common stock on the date of grant. No stock option could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such stock options to the same participant.

          When exercising all or a portion of a stock option, a participant could pay the exercise price with cash or, if permitted by the Compensation Committee, shares of Spartan Motors common stock that the participant has held for at least six months, or other consideration substantially equal to cash. In addition, the Compensation Committee may implement a program for broker-assisted cashless exercises of stock options.

          Although the term of each stock option would be determined by the Compensation Committee, no stock option would be exercisable under the Plan after ten years from the date it was granted. Stock options generally would be exercisable for limited periods of time if an option holder dies, becomes disabled, is terminated without cause, or voluntarily leaves his or her employment or directorship before retirement (as defined in the Plan). If an option holder is terminated for cause (as determined by the Compensation Committee or officers designated by the Compensation Committee), the option holder would forfeit all rights to exercise any outstanding stock options. Subject to the other terms of the Plan, if an option holder retires (as specified in the Plan), he or she could exercise options for the remainder of their terms, unless the terms of the option agreement or award provide otherwise.

          Without Compensation Committee approval, stock options granted under the Plan generally could not be transferred, except by will or by the laws of descent and distribution, unless transfer is permitted by the terms of the grant or the applicable stock option agreement. The Compensation Committee could impose other restrictions on shares of common stock acquired through a stock option exercise.

Federal Tax Consequences of Stock Options

          Incentive Stock Options. Under current federal income tax laws, an option holder would not recognize income and Spartan Motors would not receive a deduction at the time an incentive stock option is granted or at the time the incentive stock option is exercised. However, the difference between the market value of the common stock subject to the incentive stock option and the exercise price would be a tax preference item for purposes of calculating alternative minimum tax. Upon the sale or other disposition of the common stock acquired pursuant to an incentive stock option, as long as (i) the option holder held the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, and (ii) the stock option is exercised not later than three months after termination of employment (one year in the event of disability), the option holder's basis would equal the exercise price and the option holder would pay tax on the difference between the sale proceeds and the exercise price as capital gain. Spartan Motors would receive no deduction for federal income tax purposes under these circumstances. Special rules apply when an option holder dies.

          If an option holder fails to meet any of the conditions described above relating to holding periods and exercises following termination of employment, he or she generally would recognize compensation taxed as ordinary income equal to the difference between (1) the lesser of (a) the fair market value of the common stock acquired pursuant to the stock option at the time of exercise or (b) the amount realized on the sale or disposition and (2) the exercise price paid for the stock. Spartan Motors would then receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Additional gains, if any, recognized by the option holder would result in the recognition of short- or long-term capital gain.

          Nonqualified Stock Options. Federal income tax laws provide different rules for nonqualified stock options - those options that do not meet the Internal Revenue Code's definition of an incentive stock option. Under current federal income tax laws, an option holder would not recognize any income and Spartan Motors would not receive a deduction when a nonqualified stock option is granted. If a nonqualified option is exercised, the option holder would recognize compensation income equal to the difference between the exercise price paid and the market value of the stock acquired upon exercise (on the date of exercise). Spartan Motors would receive a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. The option holder's tax basis in the shares acquired would be the exercise price paid plus the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short-term or long-term capital gain (or loss).

Stock Appreciation Rights

          The Plan would also permit the Compensation Committee to grant stock appreciation rights. A stock appreciation right permits the holder to receive the difference between the market value of the shares of common stock subject to the stock appreciation right on the exercise date of the stock appreciation right and a "base" price set by the Compensation Committee. Under the Plan, the per-share base price for exercise or settlement of stock appreciation rights must be equal to or greater than the market value of such shares on the date the stock appreciation rights are granted. Stock appreciation rights would be exercisable on dates determined by the Compensation Committee at the time of grant. The Compensation Committee could award stock appreciation rights for any amount of consideration or no consideration, as the Compensation Committee determines.

          No stock appreciation rights could be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the base price of such stock appreciation rights to the same participants.

          Stock appreciation rights would be subject to terms and conditions determined by the Compensation Committee. A stock appreciation right could relate to a particular stock option and could be granted simultaneously with or subsequent to the stock option to which it related. Except to the extent otherwise modified in the grant, (i) stock appreciation rights not related to a stock option would be subject to the same terms and conditions applicable to stock options under the Plan, and (ii) all stock appreciation rights related to stock options granted under the Plan would be granted subject to the same restrictions and conditions and would have the same vesting, exercisability, forfeiture and termination provisions as the stock options to which they related and could be subject to additional restrictions and conditions. Unless the Compensation Committee determines otherwise, stock appreciation rights could be settled only in shares of common stock or cash.

          The Plan provides that stock appreciation rights with respect to 1,000 shares of common stock would be granted automatically on June 30 and December 31 of each year (beginning on June 30 and December 31, 2005), to each director who is, at the time of such grant, a non-employee director. However, if any non-employee director is at the time of grant the chairman of the board of directors, the number of shares subject to the stock appreciation rights granted to that director would be 2,000. These automatic grants of stock appreciation rights could be suspended, modified or terminated by the board of directors and would be granted in lieu of certain automatic stock option grants to be otherwise granted on June 30 and December 31 of each year to non-employee directors, under Spartan Motors' previously authorized stock option plans.

Federal Tax Consequences of Stock Appreciation Rights

          The treatment of stock appreciation rights that are payable solely in the form of Spartan Motors common stock under federal income tax laws is similar to the treatment of nonqualified stock options as described above. Under current federal income tax laws, a participant would not recognize any income and Spartan Motors would not receive a deduction at the time such a stock appreciation right is granted. If a stock appreciation right is exercised, the participant would recognize compensation income in the year of exercise in an amount equal to the difference between the base or settlement price and the market value of the stock acquired upon exercise (on the date of exercise). Spartan Motors would receive a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired would be increased over the exercise price by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

          Federal income tax laws provide different rules for stock appreciation rights that are payable in cash than for those that are payable solely in the form of Spartan Motors common stock. Under current federal income tax laws, a participant would not recognize any income and Spartan Motors would not receive a deduction at the time such a stock appreciation right is granted. Depending on the terms of the stock appreciation right, pursuant to recently enacted tax legislation, a participant may recognize taxable income upon the vesting of a cash-settled stock appreciation right and may also be subject to additional excise taxes and penalties. Spartan Motors would receive a corresponding deduction in any year in which the participant recognizes taxable income.

Restricted Stock and Restricted Stock Units

          The Plan would also permit the Compensation Committee to award restricted stock and restricted stock units, subject to the terms and conditions set by the Compensation Committee that are consistent with the Plan. Shares of restricted stock are shares of common stock the retention, vesting and/or transferability of which is subject, for specified periods of time, to such terms and conditions as the Compensation Committee deems appropriate. Restricted stock units are incentive awards denominated in units of common stock under which the issuance of shares of common stock is subject to such terms and conditions as the Compensation Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each restricted stock unit would count as the number of shares of common stock subject to the restricted stock unit. Unless determined otherwise by the Compensation Committee, each restricted stock unit would be equal to one share of common stock and would entitle a Participant to either shares of common stock or an amount of cash determined with reference to the value of shares of common stock. The Compensation Committee could award restricted stock or restricted stock units for any amount of consideration or no consideration, as the Compensation Committee determines.

          As with stock option grants, the Compensation Committee would establish the terms of individual awards of restricted stock and restricted stock units in award agreements or certificates of award. Restricted stock and restricted stock units granted to a participant would "vest" (i.e., the restrictions on them would lapse) in the manner and at the times that the Compensation Committee determines.

          Unless the Compensation Committee otherwise consents or permits or unless the terms of a restricted stock agreement or award provide otherwise, if a participant's employment or directorship is terminated during the restricted period (i.e., the period of time during which restricted stock is subject to restrictions) for any reason other than death, disability, retirement or for cause, each restricted stock and restricted stock unit award of the participant still subject in full or in part to restrictions at the date of such termination would be forfeited and returned to Spartan Motors. Subject to the terms of the Plan, if a participant retires during the restricted period, the restrictions on the participant's shares of restricted stock or restricted stock units would vest according to their terms and the participant's ownership of the restricted stock and restricted stock units would not be affected by his or her retirement. If the participant's employment or directorship is terminated during the restricted period because of death or disability, the participant's restricted stock and restricted stock units that are subject to a restricted period of one year or less from the date the participant became disabled or died would vest in accordance with their terms and the participant's ownership (or that of his or her successor-in-interest) of such restricted stock and restricted stock units would not be affected by the disability or death, and the participant's restricted stock and restricted stock units that are subject to a restricted period of more than one year from the date the participant became disabled or died would be forfeited and returned to the company. Notwithstanding these provisions, the Committee could, either before or after a participant becomes disabled or dies, waive the restrictions remaining on any or all of his or her remaining shares of restricted stock and restricted stock units. If the participant's employment or directorship is terminated for cause, the participant would have no further right to exercise or receive any restricted stock or restricted stock units and all restricted stock and restricted stock units still subject to restrictions at the date of such termination would be forfeited and returned to Spartan Motors.

          Without Compensation Committee authorization, until restricted stock or restricted stock units vest, the recipient of the restricted stock or restricted stock units would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of restricted stock or restricted stock units other than to Spartan Motors or by will or the laws of descent and distribution. All rights with respect to restricted stock would only be exercisable during a participant's lifetime by the participant or his or her guardian or legal representative. The Compensation Committee could impose additional restrictions on shares of restricted stock and restricted stock units. Except for restrictions on transferability, holders of restricted stock would enjoy all other rights of a shareholder with respect to restricted stock, including dividend and liquidation rights and full voting rights. Holders of restricted stock units would enjoy dividend and liquidation rights with respect to shares of common stock subject to unvested restricted stock units, but would not enjoy voting rights with respect to such shares. Unless the Compensation Committee determines otherwise, any noncash dividends or distributions paid with respect to shares of unvested restricted stock and shares of common stock subject to unvested restricted stock units would be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

          The Plan provides that 1,000 shares of restricted stock would be granted automatically on June 30 and December 31 of each year (beginning on June 30 and December 31, 2005), to each director who is, at the time of such grant, a non-employee director. However, if any non-employee director is at the time of grant the chairman of the board of directors, 2,000 shares of restricted stock would instead be granted to that director. These annual grants of restricted stock would be subject to a vesting period of at least one year. In addition, they could be suspended, modified or terminated by the board of directors and would be granted in lieu of certain automatic stock option grants to be otherwise granted on June 30 and December 31 of each year to non-employee directors, under Spartan Motors' previously authorized stock option plans.

Federal Tax Consequences of Restricted Stock and Restricted Stock Units

          Generally, under current federal income tax laws a participant would not recognize income upon the award of restricted stock or restricted stock units. However, a participant would be required to recognize compensation income at the time the award vests (when the restrictions lapse) equal to the difference between the fair market value of the stock at vesting and the amount paid for the stock (if any). At the time the participant recognizes compensation income, Spartan Motors would be entitled to a corresponding deduction for federal income tax purposes, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. If restricted stock or restricted stock units are forfeited by a participant, the participant would not recognize income with respect to the forfeited award and Spartan Motors would not receive a corresponding deduction. Prior to the vesting and lapse of restrictions, dividends paid on shares subject to awards of restricted stock and restricted stock units would be reported as compensation income to the participant and Spartan Motors would receive a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply.

          A participant could, within 30 days after the date of an award of restricted stock (but not an award of restricted stock units), elect to report compensation income for the tax year in which the restricted stock is awarded. If the participant makes this election, the amount of compensation income would be equal to the difference between the fair market value of the restricted stock at the time of the award and the amount paid for the stock (if any). Any later appreciation in the value of the restricted stock would be treated as capital gain and recognized only upon the sale of the stock subject to the award of restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount that he or she earlier reported as income. Upon the sale of shares subject to the restricted stock award, a participant would recognize capital gain (or loss) in the amount of the difference between the sale price and the participant's basis in the stock.

Stock Awards

          The Plan would also permit the Compensation Committee to make stock awards. The Compensation Committee could make stock awards for any amount of consideration, or no consideration, as the Compensation Committee determines. A stock award of common stock would be subject to terms and conditions set by the Compensation Committee at the time of the award. Stock award recipients would generally have all voting, dividend, liquidation and other rights with respect to awarded shares of common stock. However, the Compensation Committee could impose restrictions on the assignment or transfer of common stock awarded under the Plan.

Federal Tax Consequences of Stock Awards

          The recipient of a stock award generally would recognize compensation income equal to the difference between the fair market value of the stock when it is awarded and the amount paid for the stock (if any). The recipient's tax basis in the stock would equal the amount of compensation income recognized on the award plus the amount paid by the recipient for the stock (if any). Spartan Motors would be entitled to a corresponding deduction equal to the amount of compensation income recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Internal Revenue Code apply. Upon a subsequent sale of the stock, the recipient would recognize capital gain or loss equal to the difference between the amount realized on the sale and his or her basis in the stock. Different rules may apply where the stock is transferred subject to a "substantial risk of forfeiture."

Effects of a Change in Control of Spartan Motors

          Upon the occurrence of a "change in control" of Spartan Motors (as defined in the Plan), all outstanding stock options and stock appreciation rights would become immediately exercisable in full and would remain exercisable in accordance with their terms. All other outstanding incentive awards under the Plan would immediately become fully vested, exercisable and nonforfeitable. In addition, the Compensation Committee, without the consent of any affected participant, could determine that some or all participants holding outstanding stock options and/or stock appreciation rights would receive, in lieu of some or all of such awards, cash in an amount equal to the greater of the excess of (1) the highest sale price of the shares on NASDAQ National Market (or on whatever quotation system or stock exchange Spartan Motors common stock is listed at the time) on the day before the effective date of the change in control or (2) the highest price per share actually paid in connection with the change in control, over the exercise price of the stock options and/or the base price per share of the stock appreciation rights.

Tax Withholding

          If incentive awards are made under the Plan, Spartan Motors could withhold from any cash otherwise payable to a participant or require a participant to remit to Spartan Motors amounts necessary to satisfy applicable withholding and employment-related taxes. Unless the Compensation Committee determines otherwise, minimum required tax withholding obligations could also be satisfied by withholding Spartan Motors common stock to be received upon exercise of or vesting of an incentive award or by delivering to Spartan Motors previously owned shares of common stock.

Termination and Amendment of the Plan or Awards

          The board of directors could terminate the Plan at any time and could from time to time amend the Plan as it considers proper and in the best interests of Spartan Motors, provided that no amendment could impair any outstanding incentive award without the consent of the participant, except according to the terms of the Plan or the incentive award. In addition, no such amendment could be made without the approval of shareholders of Spartan Motors if it would (i) reduce the exercise price of a stock option or the base price of a stock appreciation right below the market value of the underlying stock on the date of the grant, (ii) reduce the exercise price of outstanding stock options or the base price of outstanding stock appreciation rights, (iii) increase the individual annual maximum award limit, or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under NASDAQ listing requirements or rules.

          Subject to certain limitations, the Compensation Committee could amend or modify the terms of any outstanding incentive award in any manner not prohibited by the Plan. However, incentive awards issued under the Plan could not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect would be to reduce the exercise price or base price of such incentive awards to the same participants. Spartan Motors could also suspend a participant's rights under the Plan for a period of up to sixty days while a participant's termination for cause is considered.

Effective Date of the Plan

          Subject to shareholder approval, the Plan would take effect on May 24, 2005, and, unless terminated earlier by the board of directors, no awards could be made under the Plan after May 23, 2015.

          If the Plan is not approved by the shareholders, no incentive awards will be made under the Plan to any director, officer or employee.

Section 162(m) of the Internal Revenue Code

          Section 162(m) of the Internal Revenue Code, as amended, limits to $1,000,000 the annual income tax deduction that a publicly-held corporation may claim for compensation paid to its chief executive officer and to its four most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The proposed Plan is intended to provide for the ability to grant awards that qualify as performance-based compensation under Section 162(m) to permit compensation associated with stock options awarded under the Plan to be tax deductible to Spartan Motors while allowing, as nearly as practicable, the continuation of Spartan Motors' pre-existing practices with respect to the award of stock options. No participant in the Plan may be granted, in any calendar year, awards representing more than 125,000 shares of Spartan Motors common stock available for awards under the Plan.

Registration of Shares

          Spartan Motors intends to register shares covered by the Plan under the Securities Act of 1933 before any stock options or stock appreciation rights could be exercised and before any restricted stock, restricted stock units or stock awards are granted.

          Your board of directors recommends that you vote FOR approval of the Stock Incentive Plan of 2005.

Ownership of Spartan Motors Stock

Five Percent Shareholders

          The following table sets forth information as to each person or other entity (including any group) known to Spartan Motors to have been the beneficial owner of more than five percent of Spartan Motors' outstanding shares of common stock as of April 1, 2005 (or any different dates specified in the footnotes to the table):

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power	Total Beneficial Ownership(1)	Percent of Class

William F. Foster(2)	1,003,817	--	1,003,817	7.99%

Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, New York 10019	950,100	--	950,100	7.58%

Wellington Management Company, LLP(4) 75 State Street Boston, Massachusetts 02109	--	1,480,900	1,480,900	11.82%
___________________________________

(1)

For Mr. Foster, these numbers include shares subject to options that were exercisable on, or within 60 days after, April 1, 2005, granted under Spartan Motors' stock option plans. For Mr. Foster the number of shares subject to such options was 110,000.

(2)	Based on information provided by Mr. Foster. Mr. Foster's address is c/o Spartan Motors, Inc., 1165 Reynolds Road, Charlotte, Michigan 48813.

(3)

Based on information set forth in a Schedule 13G filed with the SEC on February 2, 2005. The Schedule 13G indicates that as of December 31, 2004, Royce & Associates, LLC, was considered the beneficial owner of 950,100 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that, as of December 31, 2004, Royce & Associates had sole voting and dispositive power over 950,100 shares of Spartan Motors common stock.

(4)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2005. The Schedule 13G indicates that, as of December 31, 2004, Wellington Management Company, LLP, was considered the beneficial owner of 1,480,900 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The 13G indicates that Wellington Management Company, LLP had shared voting power over 1,219,800 shares of Spartan Motors common stock and shared power to dispose of 1,480,900 shares of Spartan Motors common stock.

Security Ownership of Management

          The following table sets forth the number of shares of common stock that each of Spartan Motors' directors and nominees for director, each of the named persons (as that term is defined in the Summary Compensation Table on page 20) and all directors and executive officers (including all named persons) as a group beneficially owned as of April 1, 2005:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)(3)	Percent of Class

John E. Sztykiel	165,040	166,405	331,445	2.6%
William F. Foster	1,003,817	--	1,003,817	8.0%
David R. Wilson	95,500	--	95,500	*
George Tesseris	82,000	1,000	83,000	*
Charles E. Nihart	79,250	--	79,250	*
Richard J. Schalter	50,513	225	50,738	*
Kenneth Kaczmarek	16,000	--	16,000	*
James W. Knapp	33,000	--	33,000	*
James L. Logan	60,458	--	60,458	*
All directors and named persons as a group	1,585,578	167,630	1,753,208	13.4%
___________________________________
*Less than 1%.

(1)

The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)

These numbers include shares held directly and shares subject to options that are currently exercisable or that are exercisable within 60 days after April 1, 2005, that were awarded under Spartan Motors' 1994 Incentive Stock Option Plans, our 1988 Non-Qualified Stock Option Plan, our Stock Option and Restricted Stock Plan of 1998, or our Stock Option and Restricted Stock Plan of 2003. The number of shares subject to such stock options for each listed person is shown below:

John E. Sztykiel	142,500
William F. Foster	110,000
David R. Wilson	83,500
George Tesseris	64,000
Charles E. Nihart	74,500
Richard J. Schalter	45,000
Kenneth Kaczmarek	14,000
James W. Knapp	33,000
James L. Logan	55,000
All directors and executive officers as a group	621,500

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

Spartan Motors' Board of Directors and Executive Officers

          Spartan Motors' board of directors currently consists of seven directors. The board of directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a successive three-year term.

          Biographical information concerning Spartan Motors' directors, executive officers and persons who are nominated for election to the board of directors is presented below.

Nominees for Election as Directors to Terms Expiring in 2008

          William F. Foster (age 63) has been a director since 1978. Mr. Foster, a firefighter for approximately 30 years, is a founder of Spartan Motors and has served as its Vice President since 1976. From 1965 to 1975, Mr. Foster served as a designer draftsman for Diamond Reo Trucks, Inc.

          Richard J. Schalter (age 51) has been a director since August 1999. Mr. Schalter, a certified public accountant, has served as Executive Vice President of Spartan Motors since August 2000. From November 1996 to July 2002, he served as Chief Financial Officer, as well as Secretary and Treasurer. From June 1989 until November 1996, Mr. Schalter served as Treasurer and Director of Finance and Administration of Great Lakes Hybrids, an international distributor and subsidiary of KWS a.g. From March 1986 to June 1989, Mr. Schalter served as Treasurer and financial administrator for Martin Systems, Inc., a worldwide supplier of electrical controls and machine operating systems.

Directors with Terms Expiring in 2006

          John E. Sztykiel (age 48) has been a director since 1988. Mr. Sztykiel has been Spartan Motors' President since December 1992 and Chief Executive Officer since June 2002. He was our Chief Operating Officer from December 1992 to June 2002. Mr. Sztykiel previously served as the Executive Vice President and Vice President of Sales of Spartan Motors from 1989 to 1990. From 1985 to 1989, he was our Director of Marketing - Diversified Products Group.

          Charles E. Nihart (age 68) has been a director since 1984. Mr. Nihart, a certified public accountant consultant, established the certified public accounting firm of Nihart and Nihart, P.C., in 1972. The Lansing offices of Nihart and Nihart merged with Maner, Costerison and Ellis, P.C., C.P.A., on January 1, 1989. Mr. Nihart was affiliated with the firm on a consulting basis until 2001. Mr. Nihart is the former owner and President of AARO Rentals, Inc., of Lansing, Michigan, a rental company of heavy duty equipment, which he sold in 2000.

          Kenneth Kaczmarek (age 65) has been a director since 2003. Mr. Kaczmarek brings nearly four decades of automotive and heavy-truck industry experience to our board of directors. Prior to joining our board of directors, Mr. Kaczmarek was an independent consultant to the automotive industry from 1996 to 2000. From 1994 to 1996, Mr. Kaczmarek had various executive responsibilities, including service as President of Volvo Truck Finance during its start-up phase. From 1981 to 1994, he was the Chief Financial Officer and Executive Vice President of Finance of Volvo GM Heavy Truck Corporation.

Directors with Terms Expiring in 2007

          George Tesseris (age 73) has been a director since 1984. Mr. Tesseris has been a practicing partner with the law firm of Tesseris, P.C. (formerly Tesseris and Crown, P.C.) since 1981. From 1972 to 1981, Mr. Tesseris was a partner in the law firm of Church, Wyble, Kritselis and Tesseris.

          David R. Wilson (age 69) has been a director since 1996 and Chairman of the Board since June 2002. Since 1993, Mr. Wilson has been an independent consultant to the automotive and commercial vehicle industry. From 1982 to 1993, Mr. Wilson was Vice President of Volvo GM Heavy Duty Truck Corporation and from 1979 to 1982, Mr. Wilson served as general manager of field operations for Mercedes Benz of North America.

Executive Officers Who Are Not Directors

          James W. Knapp (age 59) has been our Chief Financial Officer, Secretary and Treasurer since July 2002. Mr. Knapp has a background that includes more than three decades in finance, operations and information systems. Prior to joining Spartan Motors, he served as Chief Financial Officer of G&T Industries, a privately held manufacturing and distribution firm, from 1997 to January 2002. He was an independent consultant from January 2002 through June 2002. He also served for eight years with Smiths Industries, a publicly traded London-based manufacturer of aerospace, medical and industrial products, in the positions of Vice President of Finance and Information Technology for North American Aerospace and, earlier, Vice President of Finance and Administration for the Grand Rapids, Michigan division. Additionally, he spent 10 years in finance and operations with Herman Miller, Inc., a publicly traded office furniture manufacturer.

Board Meetings, Annual Meeting and Committees

          Spartan Motors' board of directors held eight meetings during 2004. Each incumbent director attended at least 75% of the aggregate of (1) the total number of board of directors meetings and (2) the total number of meetings held by all committees of the board of directors on which he served (held during the periods that he served on the board and on such committees). Spartan Motors does not have a policy regarding director attendance at annual shareholder meetings. Typically, all or most of the directors of Spartan Motors attend the annual shareholder meeting. All of the directors of Spartan Motors except Mr. Foster attended the annual meeting of shareholders in 2004. Independent directors also meet periodically in executive sessions without the presence of management.

          The board of directors has determined that Messrs. Nihart, Kaczmarek, Tesseris and Wilson are "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD").

          The board of directors has the three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Information regarding each of the committees as the mailing date of this proxy statement is as follows:

          Audit Committee. The Audit Committee has been established in accordance with the Securities Exchange Act of 1934. Its primary purpose is to provide assistance to the board of directors in fulfilling its oversight responsibility relating to: Spartan Motors' financial statements and the accounting and financial reporting process; Spartan Motors' systems of internal accounting and financial controls; the qualification and independence of outside auditor; the annual independent audit of Spartan Motors' financial statements; legal and regulatory compliance; and ethics issues. Among other things, the Audit Committee oversees the audit of the financial statements and is directly responsible for the selection, appointment, compensation, retention and oversight of the work of the independent auditors engaged by Spartan Motors. The Audit Committee operates pursuant to a written charter adopted by the board of directors.

          The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent public auditors. All services provided by the independent auditors are within general pre-approval limits; or, up to a certain dollar amount, approved by the Chairman of the Audit Committee, who must communicate the approval to the full Audit Committee; or, above a certain dollar amount, approved by the full Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service.

          The Audit Committee meets the definitions of an "audit committee" under applicable NASD and SEC rules. Each member of the Audit Committee satisfies the applicable NASD and SEC independence standards for such committee members. Messrs. Nihart (Chairman), Tesseris, Wilson and Kaczmarek are members of the Audit Committee. The board of directors has determined that Messrs. Nihart and Kaczmarek are audit committee "financial experts" as the term is defined in rules of the Securities and Exchange Commission. The Audit Committee met four times during 2004.

          Compensation Committee. The responsibilities of the Compensation Committee include:

•	recommending the cash and other incentive compensation, if any, to be paid to Spartan Motors' executive officers;

•	reviewing and making recommendations to the board of directors regarding stock options awarded under Spartan Motors' stock option plans; and

•	reviewing all material proposed option plan changes.

          The Compensation Committee also determines the employees to whom options will be granted, the number of shares covered by each option, the exercise price of each option and other matters associated with option awards and other equity-based compensation awards.

          Messrs. Tesseris (Chairman), Nihart and Wilson are members of the Compensation Committee. Each member of the Compensation Committee satisfies the applicable NASD and SEC independence standards for such committee members. The Compensation Committee met four times during 2004.

          Nominating Committee. The Nominating Committee develops and recommends to Spartan Motors' board of directors criteria for the selection of candidates for director, seeks out and receives suggestions concerning possible candidates, reviews and evaluates the qualifications of possible candidates and recommends to the board of directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the board of directors at each annual meeting of shareholders. The Nominating Committee operates pursuant to a written charter. The charter is not available on Spartan Motors' website, but a copy is included as Appendix B to this proxy statement.

          The Nominating Committee believes a candidate for a position on the board of directors of Spartan Motors should, at a minimum, be an individual of the highest character and integrity;

be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; possess substantial and significant experience that would be of particular importance to Spartan Motors in the performance of the duties of a director; have sufficient time available to devote to the affairs of Spartan Motors in order to carry out the responsibilities of a director; and have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

          Nominations of candidates for election to the board of directors of Spartan Motors at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors may be made by the board of directors or, pursuant to the process described below, by a shareholder of record of shares of a class entitled to vote at such annual or special meeting of shareholders.

          Each member of the Nominating Committee satisfies the applicable NASD and SEC independence standards for such committee members. David Wilson (Chairman) and Kenneth Kaczmarek are the members of the Nominating Committee, and each satisfies the applicable NASD and SEC independence standards for such compensation committee members. The Nominating Committee met four times during 2004.

          Shareholder Nominations of Directors. The Nominating Committee will consider nominees for election to the board of directors submitted by shareholders. Spartan Motors' bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's intent to make a nomination or nominations has been given to Spartan Motors' Secretary at least 120 days before the anniversary date of the notice of the previous year's annual meeting if the meeting is an annual meeting, and not more than seven days following the date of notice of the meeting if the meeting is a special meeting at which directors will be elected.

          Each such notice to the Secretary must include:

•	the name, age, business address and residence of each nominee proposed in the notice;

•	the principal occupation or employment of each nominee;

•	the number of shares of capital stock of Spartan Motors that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

Communicating with the Board

          Shareholders and interested parties may communicate with members of Spartan Motors' board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o James W. Knapp, Secretary, Spartan Motors, Inc., 1165 Reynolds Road, Charlotte, Michigan 44813. All such communications are forwarded to the appropriate recipient(s).

Executive Compensation

Compensation Summary

          The following table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 31, 2004, by the person serving as Chief Executive

Officer during 2004, each of our executive officers who served in positions other than Chief Executive Officer at the end of the last completed fiscal year and whose salaries and bonus for 2004 were in excess of $100,000 and one additional person whose salary and bonus for 2004 was greater than $100,000 but does not serve as an executive officer (collectively, the "named persons").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus(2)	Number of Shares Underlying Options	All Other Compensation(3)

John E. Sztykiel President, Chief Executive Officer and Director	2004 2003 2002	$211,849 200,461 182,153	$74,052 39,369 281,332	20,000 20,000 20,000	$6,066 7,230 2,201

Richard J. Schalter Executive Vice President and Director	2004 2003 2002	$193,688 174,202 163,331	$212,834 154,806 233,901	15,000 15,000 15,000	$545 2,053 1,357

William F. Foster Vice President and Director	2004 2003 2002	$103,517 94,881 94,746	$46,094 41,115 61,324	12,500 12,500 12,500	$3,651 3,365 1,395

James W. Knapp(4) Chief Financial Officer, Secretary and Treasurer	2004 2003 2002	$148,073 136,000 59,500	$51,893 28,340 79,372	12,500 10,000 10,500	$4,185 1,541 0

James L. Logan Vice President of Engineering, Spartan Motors Chassis	2004 2003 2002	$145,450 136,418 131,000	$135,003 103,743 131,171	10,000 7,500 7,500	$5,224 5,920 1,788
___________________________________

(1)

Includes director fees paid by Spartan Motors. See "Compensation of Directors" on page 22. Also includes amounts deferred pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

(2)

Includes payments under (1) our Quarterly Bonus Program, in which all employees of Spartan Motors participate, and (2) our Spartan Profit and Return Management Incentive Bonus Plan, which is described in "Compensation Committee Report on Executive Compensation-Bonuses" on page 24.

(3)	The compensation listed in this column consists of matching contributions by Spartan Motors under Spartan Motors' 401(k) plan that were earned in 2004.

(4)	Mr. Knapp joined Spartan Motors in July 2002. Accordingly, amounts reported as his salary for 2002 represent only approximately six months of salary.

          Our stock option plans are administered by the Compensation Committee of the board of directors, which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

          The following table sets forth information regarding stock options granted to the named persons during 2004:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to	Exercise Price		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted(1)	Employees in Fiscal Year	Per Share	Expiration Date	0%	5%	10%

John E. Sztykiel	20,000	4.0%	$11.93	12/30/2014	--	$150,054	$380,267

Richard J. Schalter	15,000	3.0	11.93	12/30/2014	--	112,541	285,200

William F. Foster	12,500	2.5	11.93	12/30/2014	--	93,784	237,667

James W. Knapp	12,500	2.5	11.93	12/30/2014	--	93,784	237,667

James L. Logan	10,000	2.0	11.93	12/30/2014	--	75,027	190,133
___________________________

(1)

On December 31, 2004, Spartan Motors granted options to purchase shares of Spartan Motors common stock over a 10-year period. Exercise prices of stock options are determined by the Compensation Committee and were equal to the fair market value of Spartan Motors common stock on the date of grant. (On December 31, 2004, the closing price of Spartan Motors common stock, as reported on NASDAQ, was $11.93 per share). Options are immediately exercisable. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship. With respect to options granted under the Stock Option and Restricted Stock Plan of 1998, the Compensation Committee may include provisions in the stock option agreement or certificate of award that provide that if a change in control (as defined in that plan) of Spartan Motors occurs, then the stock option will immediately vest or, alternatively, the option holder will receive cash in lieu of the options.

          The following table summarizes the options exercised by the named persons during 2004 and the options held by them as of December 31, 2004:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Sztykiel	--	--	142,500	--	$ 451,889	--
Richard J. Schalter	12,500	$ 80,625	45,000	--	33,345	--
William F. Foster	--	--	110,000	--	411,071	--
James W. Knapp	--	--	33,000	--	21,051	--
James L. Logan	--	--	55,000	--	221,648	--
_____________________________

(1)	An option is considered "in the money" for purposes of this table if its exercise price is lower than the market value of Spartan Motors common stock as of December 31, 2004 ($11.93 per share).

Compensation of Directors

          Each director receives a $2,000 quarterly retainer fee plus an expense reimbursement of $750 for each meeting of the board of directors that he attends. However, in lieu of the foregoing, our Chairman of the Board receives a $75,000 annual retainer fee, which is paid in monthly installments.

          In addition, each non-employee director generally receives option grants for 7,000 shares of Spartan Motors common stock annually, 3,500 of which are granted on the June 30 and 3,500 of which are granted on December 31; however, the Chairman of the Board (if a non-employee director) receives option grants for 15,000 shares of Spartan Motors common stock annually, 7,500 of which are granted on June 30 and 7,500 of which are granted on December 31. The exercise prices for all of these options, which are granted under our Stock Option and Restricted Stock Plan of 1998, are equal to the closing price for the shares on the date of the grant.

          If the Stock Incentive Plan of 2005 is approved by the shareholders the annual meeting, instead of receiving the annual stock option grants on June 30 and December 31, each non-employee director will receive (1) 1,000 shares of restricted stock on June 30 and December 31 each year (beginning 2005), each of which will be subject to a vesting period of at least one year, and (2) stock appreciation rights with respect to 1,000 shares of Spartan Motors common stock on June 30 and December 31 each year (beginning 2005); however, the Chairman of the Board (if a non-employee director) will receive 2,000 shares of restricted stock and stock appreciation rights with respect to 2,000 shares of Spartan Motors common stock on such respective dates. These awards of stock appreciation rights and restricted stock to the non-employee directors would be granted under the Stock Incentive Plan of 2005 and the per-share base price for the exercise of the stock appreciation rights would be equal to or greater than the closing price for the underlying shares on the date of the grant.

          Directors are also eligible to participate in the Spartan Motors, Inc. Directors' Stock Purchase Plan. This plan provides that non-employee directors of the Spartan Motors may elect to receive at least

25% and up to 100% of their "director's fees" in the form of Spartan Motors common stock. The term "director's fees" means the amount of income payable to a non-employee director for his or her service as a director of Spartan Motors, including payments for attendance at meetings of Spartan Motors' board of directors or meetings of committees of the board, and any retainer fee paid to such persons as members of the board. A non-employee director who elects to receive Spartan Motors common stock in lieu of some or all of his or her director's fees will, on or shortly after each "applicable date," receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director's fees payable to him or her on the applicable date that he or she has elected to receive in common stock by (2) the market value of common stock on the applicable date. The term "applicable date" means any date on which a director's fee is payable to the participant. To date, no shares have been issued under this plan.

Compensation Committee Report on Executive Compensation

          The Compensation Committee of the board of directors develops and recommends to the board of directors Spartan Motors' executive compensation policies. The Compensation Committee also administers Spartan Motors' executive compensation program and recommends for approval to the board of directors the compensation to be paid to the Chief Executive Officer and other executive officers. The Compensation Committee consists of three directors, none of whom is a current or former employee of Spartan Motors.

Compensation Philosophy

          The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Compensation Committee's policies are designed to achieve the following five primary objectives:

•	integrate management's compensation with the achievement of Spartan Motors' annual and long-term performance goals;

•	reward excellent corporate performance;

•	recognize individual initiative and achievement;

•	attract and retain qualified management; and

•	align the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value.

The Compensation Committee sets management compensation at levels that the Compensation Committee believes are consistent with other companies in Spartan Motors' industry.

          Executive compensation consists of both cash and equity, and includes:

•	base salary;

•	profit-sharing incentive bonus; and

•	long-term incentives through participation in stock option plans.

In addition, Spartan Motors provides various benefits to its employees, including Spartan Motors' executive officers.

          Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to the named executive officers in excess of $1 million annually, with some exceptions. We have examined our executive compensation policies in light of Section 162(m) and the regulations under that section. We do not expect that any portion of Spartan Motors' deduction for employee remuneration will be disallowed in 2005 or in future years by reason of awards granted in 2005.

Base Salary

          To attract and retain well qualified executives, the Compensation Committee's policy is to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries for executive officers are determined initially by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at companies in similar industries. Some of the companies used for this comparison are included in the indices used in the stock price performance graph presented in this proxy statement (see page 27).

          The Compensation Committee believes that base salaries should approximate the mid-point of the range of salaries paid for similar positions by companies in similar industries. The Compensation Committee may recommend adjustments on a periodic basis to maintain the desired levels of base salaries for Spartan Motors' executives.

          The Compensation Committee determines annual salary adjustments by evaluating the competitive marketplace and the performance of Spartan Motors and the executive officer, as well as any increased responsibilities assumed by the executive officer. Salary adjustments generally are determined and implemented on a 12-month cycle.

Bonuses

          Several employees of Spartan Motors participate in its Quarterly Bonus Program. Bonuses paid under this program are calculated by dividing the SPAR amount (defined below) for a fiscal quarter by the number of participants.

          In addition, the Compensation Committee selects members of management to participate in Spartan Motors' incentive bonus program. The Compensation Committee considers several factors in determining the annual incentive bonus, if any, paid to management, including achievement of Spartan Motors' strategic and operating goals and an individual's achievement of personal goals. In addition, the Compensation Committee considers factors such as net earnings per share, revenues, return on assets and return on equity.

          In 2001, the board of directors adopted the Spartan Motors, Inc. Spartan Profit and Return Plan (the "SPAR Plan"). The SPAR Plan is intended to provide management with incentives to choose strategies and investments that maximize shareholder value, utilize a financial measurement consistent with the market's evaluation of Spartan Motors' performance and communicate Spartan Motors' financial objectives in a clear and quantifiable manner. Participants in the SPAR Plan include key management personnel and other persons that are included upon the recommendation of the President of Spartan Motors and the approval of the Chairman of the Board. The Compensation Committee is responsible for annually reviewing the provisions of the SPAR Plan and approving all payouts under it.

          Amounts payable under the SPAR Plan are based on the achievement of a target amount for Spartan Motors' net operating profit after tax for a given year, less a capital charge. This amount is known as the "SPAR amount." Each participant's bonus is determined by multiplying (1) his or her "target bonus percentage" (which is determined separately for different categories of employees) by (2) the SPAR multiple by (3) the participant's annual salary. The "SPAR multiple" is a fraction of the SPAR amount. For example, if Spartan Motors' net operating profit after tax for a given year, less the capital charge, was exactly equal to the applicable SPAR amount, then the SPAR multiple would be 1 for that year. The SPAR multiple is computed to one decimal. In addition, the SPAR Plan provides that participants may earn additional individualized bonuses based on the achievement of certain mutually agreed-upon personal objectives.

          The SPAR Plan generally requires that 25% of the amount that would otherwise be payable to a participant for a given year be

"banked" (although individualized bonuses are not subject to banking). Amounts that are banked may be paid in future years but are subject to forfeiture in accordance with the terms of the SPAR Plan. Amounts that are banked accrue interest under the SPAR Plan.

Stock Option Plans

          Spartan Motors currently grants stock options under its 1994 Incentive Stock Option Plan, its Stock Option and Restricted Stock Plan of 1998, and its Stock Option and Restricted Stock Plan of 2003. Spartan Motors' stock option plans allow officers and employees to purchase common stock of Spartan Motors at a price established on the date of grant. Options granted under the Stock Option and Restricted Stock Plan of 1998 to non-employee directors must have an exercise price equal to at least 85% of the fair market value of Spartan Motors common stock on the date of grant. Incentive stock options granted under the 1994 Incentive Stock Option Plan or the Stock Option and Restricted Stock Plan of 1998 must have an exercise price equal to at least 100% of the fair market value on the date of grant. Stock options granted under the Stock Option and Restricted Stock Plan of 2003 must be equal to or greater than 100% of the fair market value of Spartan Motors stock on the grant date. The Compensation Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

          Absent unusual circumstances, the Compensation Committee historically has granted stock options on an annual basis to officers, employees and directors who are employees of Spartan Motors and on a biannual basis to directors who are not employees of Spartan Motors. (See "Compensation of Directors" on page 22) Spartan Motors' stock option plans are designed to encourage long-term investment in Spartan Motors by participating executives and employees, more closely align executive and shareholder interests and reward executive officers and other employees for building shareholder value. The Compensation Committee believes stock ownership by management and other employees is beneficial.

          In determining the number of options to be awarded to an officer or employee, the Compensation Committee takes into consideration the levels of responsibility and compensation of the individual. The Compensation Committee also considers the recommendations of management (other than awards to the Chief Executive Officer), the individual performance of the officer or employee and the number of shares or other compensation awarded to officers or employees in similar positions at other companies. Generally, both the number of options granted and their proportion relative to the total number of options granted increase corresponding to the level of a participant's responsibility. Although the Compensation Committee also may consider the number of options already held by an officer or employee, the Compensation Committee does not consider this factor to be particularly important in determining the amounts of awards.

Chief Executive Officer

          The Chief Executive Officer's compensation is based on the policies and objectives outlined above for all executive officers. Mr. John Sztykiel's base salary in 2004 was approximately 5.68% above his 2003 salary. John Sztykiel's annual incentive bonus award for 2004 was $74,052, which includes Spartan Motors' quarterly bonus program, his annual incentive bonus under the SPAR Plan and his individualized performance bonus. During 2004, Spartan Motors generated a positive SPAR amount, and John Sztykiel met certain personal performance goals agreed upon with Spartan Motors such as a strategic acquisition template, leadership development plan and long term strategic financial plan. During 2004, John Sztykiel was awarded options to purchase 20,000 shares of Spartan Motors common stock.

Board Approval

          All recommendations of the Compensation Committee with respect to 2004 compensation were unanimous and were approved and adopted by the board of directors without modification.

Respectfully submitted,

George Tesseris, Chairman
Charles E. Nihart
David R. Wilson

Audit Committee Report

          The Audit Committee reviews and supervises on behalf of the board of directors Spartan Motors' procedures for recording and reporting the financial results of its operations. Spartan Motors' management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. As part of its supervisory duties, the Audit Committee has reviewed Spartan Motors' audited financial statements for the year ended December 31, 2004, and has discussed those financial statements with Spartan Motors' management.

          The Audit Committee has also discussed with Spartan Motors' independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the judgments of the independent auditors concerning the quality, not just the acceptability, of Spartan Motors' accounting principles and such other matters that are required under applicable rules, regulations, generally accepted accounting principles or generally accepted auditing standards to be discussed with the independent auditors. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board and has discussed their independence from Spartan Motors and Spartan Motors' management with them, including a consideration of the compatibility of non-audit services with their independence.

          After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Spartan Motors' board of directors that the audited financial statements for the year ended December 31, 2004 be included in Spartan Motors' annual report on Form 10-K for the year ended December 31, 2004.

Respectfully submitted,

Charles E. Nihart, Chairman
George Tesseris
David R. Wilson
Kenneth Kaczmarek

Stock Price Performance Graph

          The following graph compares the cumulative total shareholder return on Spartan Motors common stock to the CRSP Total Return Index for The Nasdaq Stock Market ("CRSP NASDAQ") and the CRSP Total Return Index for Trucking and Transportation Stocks reported on The Nasdaq Stock Market ("CRSP T&T"), over a five-year period ended December 31, 2004, using December 31, 1999 as the starting point. The CRSP NASDAQ is a broad-based equity market index developed by the Center for Research in Security Prices at the University of Chicago. The CRSP T&T is comprised of companies with a market capitalization similar to that of Spartan Motors and also is developed by the Center for Research in Security Prices. The CRSP NASDAQ index and CRSP T&T index both assume dividend reinvestment.

          Cumulative total shareholder return is measured by dividing (1) the sum of: (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of the measurement period.

          The dollar values for total shareholder return plotted in the graph above are shown in the table below:

DECEMBER 31	SPARTAN MOTORS	CRSP NASDAQ	CRSP T&T

1999	$ 100.00	$ 100.00	$ 100.00
2000	39.23	60.31	90.89
2001	151.37	47.84	107.47
2002	272.46	33.07	109.40
2003	246.90	49.45	156.67
2004	297.07	53.81	200.85

Independent Auditors

Proposal to Ratify Appointment of Ernst & Young LLP as Spartan Motors' Independent Auditors for the Current Fiscal Year

          Subject to the approval of shareholders, Spartan Motors' Audit Committee has appointed Ernst & Young LLP as its independent auditors for its 2005 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

          Your board of directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

Ernst & Young's Fees

          Ernst & Young served as the independent auditors for Spartan Motors for 2004. All fees paid to Ernst & Young LLP for services performed in 2003 and 2004 were approved pursuant to Spartan Motors' Audit Committee Pre-Approval Policy described above under "Audit Committee" on page 18. A summary of the fees billed by Ernst & Young for each of the last two calendar years follows.

	2004	2003

Audit Fees(1)	$ 458,985	$ 271,836
Audit-Related Fees(2)	19,587	10,900
Tax Fees(3)	199,804	233,800
Other Fees(4)	0	0

(1)

Represents the aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Represents the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements other than those included in "Audit Fees." The amount for 2004 consists of fees for services rendered in connection with the audit of the Spartan Motors, Inc. Profit Sharing Plan. The amount for 2003 consists of fees for services rendered in connection with the audit of the Spartan Motors, Inc. Profit Sharing Plan and for services related to Sarbanes-Oxley compliance planning and implementation.

(3)	Represents the aggregate fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	Ernst & Young LLP did not bill Spartan Motors for any services other than those described above.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires Spartan Motors' directors and officers and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of such reports that we received, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2004 fiscal year, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2004, with the two following exceptions: a Form 4 for Mr. Sztykiel reflecting the sale of indirectly-held shares was filed two days late on October 1, 2004, and a Form 4 for Mr. Kaczmarek reflecting two purchases of shares was filed one day late on November 16, 2004.

Shareholder Proposals

          Shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2006 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by Spartan Motors for consideration not later than December 26, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2006 must be received by Spartan Motors not later than December 26, 2005 or they will be considered untimely.

Solicitation of Proxies

          We will initially solicit proxies by mail. In addition, directors, officers and employees of Spartan Motors and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Spartan Motors will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

Important Notice Regarding Delivery of Shareholder Documents.

          As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2004 annual report to shareholders is being delivered to multiple shareholders sharing the same address unless Spartan Motors has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or verbal request from a shareholder at a shared address, a separate copy of our proxy statement and the 2004 annual report to shareholders. Requests should be made to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Form 10-K Report Available.

          Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813. In addition, Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K is available on Spartan Motors' website at www.spartanmotors.com in the "Investor Information" section.

BY ORDER OF THE BOARD OF DIRECTORS

James W. Knapp
Secretary

Charlotte, Michigan
April 25, 2005

APPENDIX A

SPARTAN MOTORS, INC.
STOCK INCENTIVE PLAN OF 2005

SECTION 1

Establishment of Plan; Purpose of Plan

          1.1          Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2005 (the "Plan") for its directors, corporate, divisional and Subsidiary officers and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards.

          1.2          Purpose of Plan. The purpose of the Plan is to provide directors, officers and other key employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and other key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and other key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that most awards of Stock Options under the Plan are to provide performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.

SECTION 2

Definitions

          The following words have the following meanings unless a different meaning plainly is required by the context:

          2.1          "Act" means the Securities Exchange Act of 1934, as amended.

          2.2          "Board" means the Board of Directors of the Company.

          2.3          "Change in Control," unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 35% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the shareholders of the Company of the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

          2.4          "Code" means the Internal Revenue Code of 1986, as amended.

          2.5          "Committee" means the Compensation Committee of the Board or such other committee as the Board may designate from time to time. The Committee shall consist of at least 2 members of the

Board and all of its members shall be Non-Employee Directors and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

          2.6          "Common Stock" means the Common Stock, $.01 par value, of the Company.

          2.7          "Company" means Spartan Motors, Inc., a Michigan corporation, and its successors and assigns.

          2.8          "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

          2.9          "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          2.10          "Disability" means: (a) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Company.

          2.11          "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

          2.12          "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 10% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

          2.13          "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Award to a Participant pursuant to the Plan.

          2.14          "Market Value" shall equal the closing price of Common Stock reported on Nasdaq on the date of grant, exercise or vesting, as applicable, or if Nasdaq is closed on that date, the last preceding date on which Nasdaq was open for trading and on which shares of Common Stock were traded. If the Common Stock is not listed on Nasdaq, the Market Value shall be determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

          2.15          "Mature Shares" means shares of Common Stock that a Participant has owned for at least six months and that meet any other holding requirements established by the Committee for the shares to be used for attestation.

          2.16          "Nasdaq" means the NASDAQ National Market, or if the Common Stock is not listed for trading on the on the NASDAQ National Market on the date in question, then such other United States-based quotation system or stock exchange on which the Common Stock may be traded on the date in question.

          2.17          "Non-Employee Directors" shall mean individuals who qualify as such within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto).

          2.18          "Participant" means a director, corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

          2.19          "Permitted Successor" means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 10% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

          2.20          "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

          2.21          "Restricted Period" means the period of time during which Restricted Stock or Restricted Stock Units awarded under the Plan are subject to the risk of forfeiture, restrictions on transfer and other restrictions and/or conditions pursuant to Section 7. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

          2.22          "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

          2.23          "Restricted Stock Unit" means an award to a Participant pursuant to Section 7 of the Plan as described in Section 7.

          2.24          "Retirement" means any of the following: (a) the voluntary termination by a Participant of all employment with the Company, (b) the fulfillment of the term for which a director of the Company was elected followed by that director standing for re-election at a meeting of the Company's shareholders and failing to be re-elected, or (c) the fulfillment of the term for which a director of the Company was elected followed by that director not standing for re-election (as applicable) after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

          2.25          "Stock Appreciation Right" or "SAR" means a right awarded to a Participant pursuant to Section 6 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, having a value on the date the SAR is exercised equal to the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the base price of the right, as established by the Committee on the date the award is granted.

          2.26          "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 8 of the Plan.

          2.27          "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

          2.28          "Subsidiary" means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

SECTION 3

Administration

          3.1          Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations and do all things considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

          3.2          Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise or purchase price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

          3.3          Amendments or Modifications of Awards. Subject to Section 11, the Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price or base price of such Incentive Awards to the same Participants.

          3.4          Indemnification of Committee Members. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

SECTION 4

Shares Subject to the Plan

          4.1          Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be 600,000 shares of Common Stock; plus shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full and shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, whether previously owned or otherwise subject to such Incentive Award; provided, that not more than 50% of the shares authorized for issuance under the Plan pursuant to this Section 4.1 may be issued as Stock Awards, Restricted Stock or Restricted Stock Units. Such shares shall be authorized and may be either unissued shares, shares issued and repurchased by the Company (including shares purchased on the open market), shares issued and otherwise reacquired by the Company and shares otherwise held by the Company.

          4.2          Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 125,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan, but only to the extent that such adjustment will not affect the status of any Incentive Award theretofore issued or that may thereafter be issued as "performance based compensation" under Section 162(m) of the Code. A purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.

          4.3          Adjustments.

          (a)          Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the Committee shall provide that the number and kind of securities available for Incentive Awards and reserved for issuance under the Plan and the limitation provided in Section 4.2, together with applicable exercise prices and base prices, as well as the number and kind of securities available for issuance under the Plan, shall be adjusted in such manner and at such time as it determines shall be appropriate under the circumstances. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

          (b)          Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were shareholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the Committee shall provide that the outstanding Incentive Awards (including exercise prices and base prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as it determines shall be appropriate under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options and SARs), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.

SECTION 5

Stock Options

          5.1          Grant. A Participant may be granted one or more Stock Options under the Plan. No Participant shall have any rights as a shareholder with respect to any shares of stock subject to Stock Options granted hereunder until said shares have been issued. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options. Stock Options granted to directors who are not employees of the Company or its Subsidiaries shall not be treated as incentive stock options under Section 422(b) of the Code.

          5.2          Stock Option Agreements. Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.

          5.3          Stock Option Price. The per share Stock Option exercise price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value on the date of grant. The date of grant of a Stock Option shall be the date the Stock Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Stock Option.

          5.4          Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in Mature Shares or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options.

          5.5          Stock Options Granted to 10% Shareholders. No Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value on the date of grant and the exercise of the Stock Option after the expiration of five years from the date of grant of the Stock Option is prohibited by its terms.

          5.6          Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

          5.7          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state or local withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant's employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          5.8          Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise:

          (a)          General. If a Participant ceases to be a director of the Company or ceases to be employed by or an officer of the Company or one of its Subsidiaries for any reason other than the Participant's death, Disability, Retirement or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of three months after such termination of employment, directorship or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination unless the Committee otherwise consents or the terms of the stock option agreement provide otherwise, and not beyond the original terms of the Stock Options. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause but during the time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall be exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of death or termination of employment or directorship, whichever first occurred, and not beyond the original terms of the Stock Options.

          (c)          Disability. If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's Disability, the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment or directorship, but only to the extent that the Participant was entitled to exercise the Stock Options on the date of such event and not beyond the original terms of the Stock Options.

          (d)          Participant Retirement. If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Stock Options granted under the Plan may be exercised in accordance with their terms during the remaining terms of the Stock Options.

          (e)          Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          (f)          Additional Provisions in Stock Option Agreements. The Committee may, in its sole discretion, provide by resolution or by including provisions in any stock option agreement entered into with a Participant that the Participant shall have no further right to exercise any Stock Options after termination of employment or directorship if the Committee determines the Participant has entered into Competition with the Company.

SECTION 6

Stock Appreciation Rights

          6.1          Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs will be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 5, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Market Value of such shares on the date of the grant.

          6.2          Exercise; Payment. To the extent granted in tandem with a Stock Option, SARs may be exercised only when a related Stock Option could be exercised and only when the Market Value of the stock subject to the Stock Option exceeds the exercise price of the Stock Option. Unless the Committee decides otherwise (in its sole discretion), SARs will only be paid in cash or in shares of Common Stock. Other than as adjusted pursuant to Section 4.3, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

          6.3          Annual Grant to Non-Employee Directors. Subject to the limitation imposed by Section 4.2 and the adjustments provided for by Section 4.3, and in lieu of half of the Stock Options to be granted to non-employee directors on June 30 and December 31 of each year under the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 1998 and/or the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003, Stock Appreciation Rights with respect to 1,000 shares of Common Stock shall be granted automatically on June 30 and December 31 of each year (beginning on June 30 and

December 31, 2005), to each director of the Company who is, at the time of such grant, a Non-Employee Director; provided, however, that if any Non-Employee Director is at the time of grant the Chairman of the Board, the number of shares subject to the SARs granted to that Non-Employee Director on such date shall be 2,000. The automatic grants provided for by this Section 6.3 may be suspended, modified or terminated by the Board, in its sole discretion.

SECTION 7

Restricted Stock and Restricted Stock Units

          7.1          Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, Restricted Stock and Restricted Stock Units may be granted to Participants under the Plan. Shares of Restricted Stock are shares of Common Stock the retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Incentive Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. For purposes of determining the number of shares available under the Plan, each Restricted Stock Unit shall count as the number of shares of Common Stock subject to the Restricted Stock Unit. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but shall be consistent with the terms of the Plan. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable under Restricted Stock Unit awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

          7.2          Restricted Stock Agreements. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by restricted stock or restricted stock unit agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless the restricted stock or restricted stock unit agreement or certificate provides otherwise, Restricted Stock and Restricted Stock Unit awards shall be subject to the terms and conditions set forth in this Section 7.

          7.3          Vesting. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of shares of Restricted Stock and under Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

          7.4          Termination of Employment, Directorship or Officer Status. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock or Restricted Stock Units) or unless the restricted stock or restricted stock unit agreement or grant provides otherwise:

          (a)          General. In the event of termination of employment, directorship or officer status during the Restricted Period for any reason other than death, Disability, Retirement or termination for cause, each Restricted Stock and Restricted Stock Unit award still subject in full or in part to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment, or, where applicable, directorship or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee's right to re-employment is guaranteed by statute, contract or written policy of the Company; (iv) a termination of employment with continued service as an officer or director; or (v) a termination of a directorship with continued service as an employee or officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to re-employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b)          Death. If a Participant dies either while a director of the Company or an employee or officer of the Company or one of its Subsidiaries or after the termination of employment or directorship other than for cause but during the time when the Participant holds Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of death, (1) the Participant's Restricted Stock and Restricted Stock Units subject to a Restricted Period of one year or less from the date of the Participant's death shall vest in accordance with their terms and the Participant's ownership (or that of his successor in interest) of such Restricted Stock and Restricted Stock Units shall not be affected by the Participant's death, and (2) the Participant's Restricted Stock and Restricted Stock Units subject to a Restricted Period of more than one year from the date of the Participant's death shall be forfeited and returned to the Company. Notwithstanding any provisions to the contrary in this paragraph, the Committee may, in its sole discretion and either before or after the Participant's death, waive the restrictions remaining on any or all remaining shares of Restricted Stock and Restricted Stock Units.

          (c)          Disability. If a Participant ceases to be a director of the Company or ceases to be an employee or officer of the Company or one of its Subsidiaries due to the Participant's Disability, (1) the Participant's Restricted Stock and Restricted Stock Units subject to a Restricted Period of one year or less from the date the Participant became Disabled shall vest in accordance with their terms and the Participant's ownership of such Restricted Stock and Restricted Stock Units shall not be affected by such Disability, and (2) the Participant's Restricted Stock and Restricted Stock Units subject to a Restricted Period of more than one year from the date the Participant became Disabled shall be forfeited and returned to the Company. Notwithstanding any provisions to the contrary in this paragraph, the Committee may, in its sole discretion and either before or after the Participant becomes Disabled, waive the restrictions remaining on any or all remaining shares of Restricted Stock and Restricted Stock Units.

          (d)          Participant Retirement. If a Participant Retires as a director of the Company or an employee or officer of the Company or one of its Subsidiaries, Restricted Stock and Restricted Stock Units granted under the Plan shall vest in accordance with their terms and the Participant's ownership of the Restricted Stock and Restricted Stock Units shall not be affected by such Retirement.

          (e)          Termination for Cause. If a Participant's employment or directorship is terminated for cause, the Participant shall have no further right to receive any Restricted Stock or

Restricted Stock Units and all Restricted Stock and Restricted Stock Units still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.

          7.5          Restrictions on Transferability.

          (a)          General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock or restricted stock unit agreement or grant provide otherwise: (i) shares of Restricted Stock or and interests in Restricted Stock Units shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian or legal representative.

          (b)          Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock subject to Restricted Stock and Restricted Stock Unit awards under the Plan as the Committee considers advisable, including, without limitation, holding periods or further transfer restrictions, forfeiture or "claw-back" provisions, and restrictions under applicable federal or state securities laws.

          7.6          Legending of Restricted Stock. In addition to any other legend that may be set forth on a Participant's share certificate, any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Spartan Motors, Inc. Stock Incentive Plan of 2005 (the "Plan"). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

The Committee may require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

          7.7          Rights as a Shareholder. A Participant shall have all dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to this Section 7 and the terms and conditions set forth in the Participant's restricted stock agreement. Unless the Committee otherwise determines or unless the terms of the applicable restricted stock unit agreement or grant provide otherwise, a Participant shall have all dividend and liquidation rights with respect to shares of Common Stock subject to awards of Restricted Stock Units held by such Participant as if the Participant held unrestricted Common Stock. Unless the Committee determines otherwise or unless the terms of the applicable restricted stock or restricted stock unit agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock and shares of Common Stock subject to unvested Restricted Stock Units shall be subject to the same restrictions and vesting schedule as the shares to which such dividends or distributions relate.

          7.8          Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Restricted Period. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

          7.9          Annual Grant to Non-Employee Directors. Subject to the limitation imposed by Section 4.2 and the adjustments provided for by Section 4.3 and in lieu of half of the Stock Options to be granted to non-employee directors on June 30 and December 31 of each year under the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 1998 and/or the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003, 1,000 shares of Restricted Stock shall be granted automatically on June 30 and December 31 of each year (beginning on June 30 and December 31, 2005), to each director of the Company who is, at the time of such grant, a Non-Employee Director; provided, however, that if any Non-Employee Director is at the time of grant the Chairman of the Board, the number of shares of Restricted Stock granted to that Non-Employee Director on such date shall be 2,000. The Restricted Period(s) for such Restricted Stock shall be not less than one year from the date of grant, during which time such Restricted Stock shall be restricted from being sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or according to the laws of descent and distribution. Such Restricted Stock shall be subject to all of the provisions of this Section 7. The automatic grants provided for by this Section 7.9 may be suspended, modified or terminated by the Board, in its sole discretion.

SECTION 8

Stock Awards

          8.1          Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

          8.2          Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate.

SECTION 9

Change in Control

          9.1          Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof as set forth in Sections 5.6 and 6.1, regardless of whether the Participants to whom such Stock Options and Stock Appreciation Rights have been granted remain in the employ or service of the

Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.

          9.2          Cash Payment for Stock Options and Stock Appreciation Rights. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on Nasdaq on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options and/or the base price per share Stock Appreciation Rights.

SECTION 10

General Provisions

          10.1          No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.

          10.2          Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent required to satisfy the minimum amount required to be withheld by law or regulation) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate.

          10.3          Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          10.4          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

          10.5          No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment and a directorship may be terminated consistent with the Company's Restated Articles of Incorporation and Bylaws, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

          10.6          No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequence to any Participant or other person due to the receipt, exercise or settlement of any Incentive Award granted hereunder; and (c) any provision of law or legal restriction that prohibits or restricts the transfer of shares of Common Stock issued pursuant to any Incentive Award.

          10.7          Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant's and any transferee's rights under any Incentive Award for a period not to exceed 60 days while the termination for cause of that Participant's employment or directorship with the Company and its Subsidiaries is under consideration.

          10.8          Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

          10.9          Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 11

Termination and Amendment

          11.1          The Board may terminate the Plan at any time or may from time to time amend or alter the Plan or any aspect of it as it considers proper and in the best interests of the Company, provided that no such amendment may be made, without the approval of shareholders of the Company, that would (i) reduce the exercise price at which Stock Options, or the base price at which Stock Appreciation Rights, may be granted below the prices provided for in Sections 5.3 and 6.2, respectively (ii) reduce the exercise price of outstanding Stock Options or the base price of outstanding Stock Appreciation Rights, (iii) increase the individual maximum limits in Section 4.2 or (iv) otherwise amend the Plan in any manner requiring shareholder approval by law or under Nasdaq listing requirements or other applicable Nasdaq rules. The Committee may alter or amend an award agreement and/or Incentive Award previously granted under the Plan to the extent it determines that such action is appropriate.

          11.2          Notwithstanding anything to the contrary in Section 11.1, no such amendment or alteration to the Plan or to any previously granted award agreement or Incentive Award shall be made which would impair the rights of the holder of the Incentive Award, without such holder's consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Incentive Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

SECTION 12

Effective Date and Duration of the Plan

          This Plan shall take effect May 24, 2005, subject to approval by the shareholders at the 2005 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after May 23, 2015.

APPENDIX B

SPARTAN MOTORS, INC.

NOMINATING COMMITTEE CHARTER

Effective April 27, 2004

          This Charter governs the organization and operation of the Corporate Governance and Nominating Committee of the Board of Directors of Spartan Motors, Inc. (the "Company") and has been approved by the Company's Board of Directors. The Committee shall review and assess the adequacy of this Charter periodically or as conditions dictate (no less often than annually) and recommend any changes to this Charter to the Board of Directors. All amendments to this Charter shall be approved by the Board of Directors.

I.          ROLE:

The Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders and under applicable rules and regulations relating to the Company's corporate governance. The Committee shall identify and recommend for nomination or selection by the Board of Directors individuals qualified to become Board members for each vacancy that occurs and for each election of directors at an annual meeting of shareholders. The Committee may also develop, recommend and, as necessary, update corporate governance principles applicable to the Company.

II.          MEMBERSHIP AND ORGANIZATION:

          A.          Independence/Composition. The Committee shall be comprised of not less than three members. The members of the Committee:
•	Shall be members of the Company's Board of Directors.

•

Shall be independent of management and the Company and its subsidiaries. Members of the Committee shall be considered independent if they have (1) no relationship that may interfere with the exercise of their independence from management and the Company, (2) other than fees for board service, receive, directly and indirectly, only the directors' fees and other compensation that is permitted under applicable laws, rules and regulations, including rules and regulations of the Securities and Exchange Commission (the "Commission") and applicable rules, listing standards and other requirements of The Nasdaq Stock Market, Inc. (collectively, "Laws"), (3) are not affiliated persons (as defined in applicable Laws) of the Company or any of its subsidiaries, and (4) otherwise qualify as independent under applicable Laws. Notwithstanding the above, one director who is not independent may serve as a member of the Committee as and if permitted by applicable Laws.

Any questions concerning a director's independence or qualification to serve on the Committee will be determined by the Board of Directors in its business judgment and in accordance with applicable Laws. A Committee member may be removed for any reason by a majority vote of the Board of Directors.

B.          Appointment. The members of the Committee shall be appointed annually by the Board of Directors to three-year terms coinciding with their terms on the Board of Directors. The Board shall designate, one member of the Committee as Chairperson. Committee members may be removed and replaced by the Board.

III.          MEETINGS:

A.          Schedule. The Committee shall hold a regular meeting at least once each year. Each regularly scheduled meeting of the Committee shall conclude with an executive session of the Committee, on such terms and conditions as the Committee may determine. Special meetings of the Committee may be called by the Committee Chairperson or pursuant to any other procedures established by the Committee. Pre-meeting materials are expected to be distributed to Committee members in sufficient time prior to meetings to permit review by members before such meetings. Committee members are expected to review those materials before the meeting. Meetings will focus on substantive issues of current importance and be of duration adequate to permit full discussion of all agenda items.

B.          Minutes/Reports. The Committee shall keep written minutes of its meetings, including a report of all actions taken by it. Such minutes shall be delivered to the Board of Directors and shall be maintained with the books and records of the Company.

IV.          RESPONSIBILITIES:

          The Committee shall have the following authority, goals and responsibilities:

A.          Nomination Matters
1.

Recommend for selection by the Board of Directors nominees for election to the Board of Directors, including a sufficient number of nominees who will qualify as "independent" pursuant to applicable Laws.

2.

Recommend for selection by the Board of Directors candidates for membership in the various committees of the Board of Directors and recommend, where required, only nominees who will qualify as "independent," together with such other qualifications as may be specifically required, pursuant to applicable Laws.

3.

Recommend to the Board of Directors any directors to be elected to fill vacancies on the Board of Directors, including, where required, nominees who will qualify as "independent" pursuant to applicable Laws.

4.	Establish guidelines for what constitutes "independent" for outside directors.

5.	Recommend to the Board of Directors the individual director to be designated as the Chairperson of each of the various Board of Directors' committees.

6.	Establish qualification standards for membership on the Board of Directors and any committee of the Board of Directors consistent with the criteria set forth in applicable rules and regulations.

7.	Engage search firms, with sole authority to retain and terminate any search firm and to approve the fees and other retention terms, to assist the Committee in the development of criteria for, and in the search for and qualification of, candidates for director.

B.          Other Matters
1.	Develop and recommend to the Board of Directors corporate governance principles that address board independence and leadership, board size and composition, meetings and committee structure.

2.	Periodically review the Company's adherence to its corporate governance principles, report to the Board of Directors and recommend appropriate modifications.

3.	Establish subcommittees of the Committee, with such powers and authority as specifically determined and delegated by the Committee.

4.	Provide the Board of Directors with regular reports, as considered necessary or appropriate by the Board of Directors, on the Committee's decisions and activities.

5.	Undertake such other responsibilities as required by applicable Laws.

V.          CRITERIA FOR DIRECTOR NOMINEES:

In considering possible candidates for election as a Director, the Committee and the other Directors should be guided by applicable rules and regulations, the general goals set forth above and the following criteria.

Each candidate should:
•	Be chosen without regard to sex, race, religion or national origin;

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a Director;

•	Possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a Director;

•	Have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a Director; and

•	Have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

Additional characteristics that are important in the nomination of director candidates include:

•	A strong understanding of financial statements.

•	Experience functioning at an executive level with profit and loss responsibility.

•	Experience with publicly traded companies.

•	Experience in a company that is niche-oriented, is focused on performance-oriented products, is technology driven and/or operates in a lean manufacturing environment.

VI.          NOMINATIONS PROCESS:

Nominations of candidates for election to the Board of Directors of the Company at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by a shareholder of record of shares of a class entitled to vote at such Election Meeting.

Nominations made by the Board of Directors must be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of an Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made.

Shareholders may nominate candidates for election as directors. To make such a nomination, shareholders must send a notice to the Secretary of the Company that sets forth the following:

•	The name, age, business address and residence address of each nominee;

•	The principal occupation or employment of each nominee;

•	The number of shares of the Company's common stock beneficially owned by each nominee;

•	A statement that each nominee is willing to be nominated and to serve if elected; and

•	Such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

Shareholders must send this notice to the Secretary of the Company not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination will be void and all votes cast in favor of election of a person so nominated will be disregarded.

ANNUAL MEETING OF SHAREHOLDERS OF

SPARTAN MOTORS, INC.

May 24, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Your Board of Directors Recommends That You VOTE FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1.		To elect two directors for three-year terms expiring in 2008.			2.	To approve the Stock Incentive Plan of 2005.	☐	☐	☐

			NOMINEES:		3.	To ratify the Audit Committee's appointment of Ernst & Young LLP as independent auditors for the current fiscal year.	☐	☐	☐
	☐	FOR ALL NOMINEES	Ο	William F. Foster
			Ο	Richard J. Schalter
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

	☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to that nominee's name. Fill in the circle as shown here:	•

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. If shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY		PROXY
SPARTAN MOTORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders to be held May 24, 2005

          The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Spartan Motors, Inc. to be held at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan, on May 24, 2005 and hereby appoints Richard J. Schalter and James W. Knapp, and each of them, proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of Spartan Motors, Inc. held of record by the undersigned as of April 1, 2005 at such Annual Meeting, and at any adjournment thereof, for the purpose of acting upon the proposals referred to on the reverse side, and of acting in their discretion upon such other matters as may come before the meeting.

          You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If this Proxy is properly executed, the shares will be voted as specified. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees listed for directors and FOR the approval of the proposals identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)